FORM S-8


SECURITIES AND EXCHANGE COMMISSION


REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         ECO2, Inc.
(Exact name of issuer as specified in its charter)

       Delaware                                         11-3087145
(State or jurisdiction                                (IRS Employer
of incorporation)                                   Identification No.)


20005 S.E. Hawthorne Road, Hawthorne, Florida                  32640
(Address of Principal Executive Offices)                    (Zip Code)


                    ECO2 Employee Stock Payment Plan
(Full title of plan)


     Charles D. Ledford, 20005 S.E. Hawthorne Road, Hawthorne, Florida 32640 (Name and address of agent for service)



CALCULATION OF REGISTRATION FEE* <F1>
Title of each     Amount to be  Proposed         Proposed     Amount of
class of          registered    maximum          maximum      registration
securities to                   offering price   aggregate    fee
be registered                   per share        offering
                                                 price
Common            500,000       $1.50            $750,000     $259
Stock $.01
par value

<F1>
*Computed in accordance with Rule 457(h).

The approximate date of the proposed sale of securities offered hereby is on or after June 7, 1996.



Cross-Reference Sheet


As required by Item 501(b) of Regulation S-K, the following sets forth the location of the disclosures required by Items 1 and 2 of Form S-8 in the
Section 10(a) Prospectus prepared in accordance with Rule 428 promulgated under the Securities Act of 1933.

Form S-8
Item No.                     Location in Section 10(a) Prospectus

     1                          Plan Information

     2                          Registrant Information and Employee Plan
                                Annual Information


[Balance of page intentionally left blank]


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.     Incorporation of Documents by Reference

The Company hereby incorporates by reference and makes a part of this registration statement the documents described in (a) - (c) below. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of filing of such documents.

(a) The Company's Annual Report on Form 10-K for the period ending September 30, 1995, filed pursuant to Section 13(a) of the Exchange Act, and containing audited financial statements for that period;

(b) All other reports filed by the Company pursuant to Section 13(a) of the Exchange Act since September 30, 1995; and

(c) The description of the Company's Common Stock and Preferred Stock contained in the Company's Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Items 4 through 7

The information contained in Items 4 through 7 of the Company's Registration Statement No. 33-79944 on Form S-8 is hereby incorporated herein by reference.

Item 8.	Exhibits.

The Company has filed the following as exhibits to this registration statement and has listed each by reference to the sequential subsection numbers of Regulation S-K, Item 601(b):

Exhibit        Item 601(b)
Number            Number                 Description

  5.1               5                    Opinion of Blair & Roach Regarding
                                         Legality of Securities Registered

 24.1              24                    Consent of Blair & Roach (contained
                                         in the opinion of Blair & Roach filed
                                         as Exhibit No. 5.1)


 24.2              24                    Consent of Millward and Company

Item 9.	Undertakings.
The information contained in Item 9 of the Company's Registration Statement No. 33-79944 on Form S-8 is hereby incorporated herein by this reference.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hawthorne, State of Florida, on this 30th day of April, 1996.



ECO2, Inc.


s/ Charles D. Ledford
Charles D. Ledford
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


4/30/96                                   s/ Charles D. Ledford
Dated                                     Charles D. Ledford, Director
                                          President, Chief Executive Officer
                                          (Principal Executive Officer), and
                                          Chief Financial Officer (Principal
                                          Financial and Accounting Officer)


4/30/96                                   s/ Vivian Ledford
Dated                                     Vivian Ledford, Director


4/30/96                                   s/ Denis Lampiasi
Dated                                     Denis Lampiasi, Director